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                                                                     EXHIBIT 3.5

                            ARTICLES OF INCORPORATION

                                       OF

                           PALM BEACH BEDDING COMPANY


                  We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the statutes of the State providing for the formation, liability, rights, privileges and immunities of a corporation for profit.

                                   ARTICLE I.

                                 Corporate Name.

                  The name of this corporation is PALM BEACH BEDDING COMPANY (hereinafter referred to as the "corporation").

                                   ARTICLE II.

                               Nature of Business.

                  The general nature of the business and objects and purposes proposed to be transacted, promoted or carried on are to do any and all of the things hereinafter mentioned, as fully and to the same extent as natural persons might or could do, viz:

                  A. To engage in the business of the manufacture and sale of all types of bedding for wholesale and retail consumption; to purchase and manufacture all necessary items of equipment pertinent for the construction of all types of bedding and mattresses; to manufacture and purchase any and all raw materials necessary for the manufacture of such bedding and mattresses; to engage in the purchase, sale and manufacture of cotton felt batts; to

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engage in the manufacture, sale and purchase of cotton felt; to buy, sell, lease, mortgage and any all equipment necessary for the accomplishment of the manufacture of such cotton felt.

                  1. To buy, sell, manufacture, repair, alter and exchange, let or hire, export and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such businesses, or which may seem capable of being profitably dealt with in connection with any of the said businesses.

                  2. To guarantee, to acquire by purchase, subscription or otherwise, hold for investment, or otherwise, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Florida, or any other state or government, domestic or foreign; and while the owner of any such stocks, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; to aid by loan, subsidy, guaranty, or in any other manner whatsoever so far as the same my be permitted in the case of corporations organized under the General Corporation Laws of the State of Florida, any corporation whose stocks, bonds, securities or other obligations are or may be in any manner and at any time owned, held or guaranteed, and to do any and all other acts or things for the preservation, protection, improvement or enhancement in value of any such stocks, bonds, securities or other obligations; and to do all and any such acts or things designed to accomplish any such purpose.

                  3. To borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of


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exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times, or payable upon the happening of a specified event or events, secured or unsecured, from time to time, for moneys borrowed, on in payment for property acquired, or for any of the other objects or purposes of the corporation or for any of the objects of its business; to secure the same by mortgage or mortgages, or deed or deeds of trust, or pledge or other lien upon any or all of the property, rights, privileges or franchises of the corporation, wheresoever situated, acquired or to be acquired; and to confer upon the holder of any debentures, bonds or other evidences indebtedness of the corporation, secured or unsecured, the right to convert the principal thereof into any preferred or common stock of the corporation now or hereafter authorized, upon such terms and conditions as shall be fixed by the Board of Directors; to sell, pledge or otherwise dispose of any or all debentures or other bonds, notes and other obligations in such manner and upon such terms as the Board of Directors may deem judicious, subject, however, to the provisions of Article III hereof.

                  4. To acquire by purchase, subscription or otherwise, and to hold for investment, and to own, hold, sell, vote and handle shares of stock in other corporations.

                  5. To acquire in any manner, enjoy, utilize, hold, sell, assign, lease, mortgage or otherwise dispose of, letters patent of the United States or of any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade marks and trade names or pending applications therefor, relating to or useful in connection with any business of the corporation or any other corporation in which the corporation may have an interest as a stockholder or otherwise.

                  6. To act as financial, business and purchasing agent for domestic and foreign corporations, individuals, partnerships, associations, state governments or other bodies.


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                  7. To acquire, hold, own dispose of and generally deal in
grants, concessions, franchises and contracts of every kind; to cause to be formed, to promote and to aid in any way in the formation of any corporation, domestic or foreign.

                  8. To have one or more offices, conduct its business and promote its objects within and without the State of Florida, in other states, the District of Columbia, the territories, possessions and dependencies of the United States, and in foreign countries, without restriction as to place or amount.

                  9. To do all and everything necessary and proper for the accomplishment of any of the purposes or the attaining of any of the objects or the furtherance of any of the powers enumerated in this Certificate of Incorporation or any amendment thereof, necessary or incidental to the protection and benefit of the corporation, as principal, agent, director, trustee or otherwise, and in general, either alone or in association with other corporations, firms or individuals, to carry on any lawful business necessary or incidental to the accomplishment of the purposes or the attainment of the objects or the furtherance of such purposes or objects of the corporation, whether or not such business is similar in nature to the purposes and objects set forth in this Certificate of Incorporation or any amendment thereof.

                  10. To manufacture, purchase or otherwise acquire, and to own and mortgage, pledge, sell, assign and transfer or otherwise dispose of, and to invent, trade, deal in and deal with goods, wares, merchandise and other personal property of every class and description whatsoever.

         The foregoing paragraphs shall be construed as enumerating both objects and powers of the corporation; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.


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                                  ARTICLE III.

                                 Capital Stock.

                  The amount of the total authorized capital stock of the corporation shall be One Thousand (1000) shares of Common Stock with par value of $100.00 per share.

                  The whole or any part of the capital stock of said corporation shall be payable in lawful money of the United States of America, or property, labor or services at a just valuation to be fixed by the Directors. Property or labor may also be purchased with the capital stock at such valuation as shall be fixed by the Directors.

                                   ARTICLE IV.

                                Initial Capital.

                  The amount of capital with which the corporation shall begin business shall be Five Thousand Dollars ($5,000.00).

                                   ARTICLE V.

                              Corporate Existence.

                  The corporation shall have perpetual existence.

                                   ARTICLE VI.

                                Principal Office.

                  The principal place of business of said corporation is to be located in West Palm Beach, Palm Beach County, Florida, with the privilege, however, of having branch offices or places of business at any other place or places within or without the State of Florida, or in foreign countries.


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                                  ARTICLE VII.

                              Number of Directors.

                  The affairs of the corporation shall be conducted by a Board of not less than three nor more than seven Directors, who shall be required to be stockholders in said corporation.

                                  ARTICLE VIII.

                         Initial Directors and Officers.

                  The names and post office addresses of the first Board of Directors and Officers of the corporation who, subject to the provisions of this Certificate of Incorporation and the ByLaws and General Corporation Law of the State of Florida shall hold office for the first year of the corporation's existence, or until their successors are elected and have qualified, are as follows:

Name                          Post Office Address                     Office
----                          -------------------                     ------
MARTIN DUBBIN                 P.O. Box 1910                           President
                              West Palm Beach, Florida

SAMUEL J. BUBIS               P.O. Box 1910                           Vice-President
                              West Palm Beach, Florida

LEAH DUBBIN                   P.O. Box 1910                           Secretary
                              West Palm Beach, Florida

MELVIN FRIED                  P.O. Box 1910                           Treasurer
                              West Palm Beach, Florida

MARTIN DUBBIN                                As above                 Director

SAMUEL J. BUBIS                              As above                 Director

LEAH DUBBIN                                  As above                 Director

MELVIN FRIED                                 As above                 Director


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                                   ARTICLE IX.

                                  Subscribers.

                  The names and post office addresses of each subscriber to this Certificate of Incorporation, and a statement of the number of shares of stock which they agree to take are as follows:

Name                          Post Office Address                             Shares               Consideration
----                          -------------------                             ------               -------------
MARTIN DUBBIN                 P.O. Box 1910                                    501                   $50,100.00
                              West Palm Beach, Florida
SAMUEL J. BUBIS               P.O. Box 1910                                      2                       200.00
                              West Palm Beach, Florida
LEAH DUBBIN                   P.O. Box 1910                                    495                    49,500.00
                              West Palm Beach, Florida
MELVIN FRIED                  P.O. Box 1910                                      2                       200.00
                              West Palm Beach, Florida


                                   ARTICLES X.

                                   Amendment.

                  These articles of incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon.

                                   ARTICLE XI.

                           Special Charter Provisions.

                  The original incorporators of the corporation shall have the right upon its organization, to assign and deliver their subscriptions of stock as set forth in Article IX hereof to any other person, or to firms or corporations who may hereafter become subscribers to the capital


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stock of the corporation, who, upon acceptance of such assignment, shall stand in lieu of the original incorporators, and assume and carry out all the rights, liabilities and duties entailed by said subscriptions, subject to the laws of the State of Florida, and the execution of the necessary instruments of assignment.

                  The number of Directors of the corporation may be increased or decreased to not less than three (3) nor more than seven (7) as may be provided by the By-Laws. The By-Laws may prescribe the number of Directors necessary to constitute a quorum of the Board of Directors, which number may be less than the majority of the whole Board of Directors. In case of vacancy in the Board of Directors, through death, resignation, disqualification or other cause, such vacancy shall be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors. In case of any increase in the number of Directors, the additional Directors shall be elected by the affirmative vote of a majority of the Directors then in office.

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                           (a) Subject to the By-Laws, if any, adopted by the
stockholders, to make, alter, amend, or repeal the By-Laws of the corporation;

                           (b) If the By-Laws so provide, to designate by
resolution two or more of their number to constitute an Executive Committee, which Committee, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business, affairs and property of the corporation during the intervals between the meetings of the Board of Directors, so far as may be permitted by law.


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                           (c) From time to time to determine whether and to
what extent and what times and place and under what conditions and regulations the accounts and books of the corporation (other than the stock ledger) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the corporation except as conferred by statute, unless authorized by a resolution of the stockholders or Directors.

                  The corporation may at any meeting of its Board of Directors, sell, lease, or exchange all of its property and assets, including its good will, and its corporate franchise or any property or assets essential to its corporate business, upon such terms and conditions, either for cash, for the securities of any other corporation or corporations, or for such other consideration as its Board of Directors may deem expedient and for the best interest of the corporation when and as authorized by the affirmative vote of the holders of record of at least two-thirds of the stock of each class issued and outstanding given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of record of at least two-thirds of the stock of each class issued and outstanding.

                  Both stockholders and Directors shall have power, if the By-Laws so provide, to hold their meetings either within or without the State of Florida, to have one or more offices and to keep the books of the corporation, subject to the provisions of the laws of the State of Florida, within or without the State of Florida, at such places as may from time to time be designated by the Board of Directors.

                  No contract or other transaction between the corporation and any other corporation in the absence of fraud, shall be affected or invalidated by the fact that any or more of the Directors of the corporation is or are interested in, or is a Director or officer or are


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Directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to, or may be interested in any such contract or transaction of the corporation or in which the corporation is interested, and no contract, act or transaction of the corporation with any person or persons, firm or corporation in the absence of fraud, shall be affected or invalidated by the fact that any Director or Directors of the corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a Director of the corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested. Any Director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled company without regard to the fact that he is also a Director of such subsidiary or controlled company.

                  In Witness Whereof, the undersigned have made and subscribed this Certificate of Incorporation at West Palm Beach, Palm Beach County, Florida, for the uses and purposes aforesaid, on this 10th day of February, 1958.

                                         /s/ Martin Dubbin              (SEAL)
                                      ----------------------------------
                                         Martin Dubbin

                                         /s/ Samuel J. Bubis            (SEAL)
                                      ----------------------------------
                                         Samuel J. Bubis

                                         /s/ Leah Dubbin                (SEAL)
                                      ----------------------------------
                                         Leah Dubbin

                                         /s/ Melvin Fried               (SEAL)
                                      ----------------------------------
                                         Melvin Fried


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STATE OF FLORIDA            )
                            )
COUNTY OF PALM BEACH        )

                  Personally appeared before me, the undersigned authority, MARTIN DUBBIN, SAMUEL J. BUBIS, LEAH DUBBIN and MELVIN FRIED, each of whom is to me well known and known to me to be the persons described in and who executed the foregoing Certificate of Incorporation, and each of them acknowledged before me, according to law, that they made and subscribed the same of the uses and purposes therein mentioned and set forth.

                  Witness my hand and official seal at West Palm Beach, Palm Beach County, Florida, this 10th day of February, 1958.

                                              /s/ Emily Ferguson
                                        ----------------------------------
                                              Emily Ferguson

                                        Notary Public, State of Florida at Large
                                        My Commission Expires July 18, 1960


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                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

                  Palm Beach Bedding Company, a Florida corporation, under its corporate seal and the hands of its President, Martin Dubbin, and Secretary, Melvin Fried, hereby certifies that:

                                       I.

                  The Board of Directors of said corporation at a meeting called and held on July 13, 1959, adopted the following Resolutions:

                  Be It Resolved by the Board of Directors, of Palm Beach Bedding Company, a Florida corporation, that said Board deems its advisable and hereby declares it to be advisable that Article III of the Certificate of Incorporation be amended, changed and altered so as to read as follows:

                  The amount of the total authorized capital stock of the corporation shall be Two Thousand Five Hundred (2500) shares of common stock with par value of $100.00 per share.

                  The whole or any part of the capital stock of said corporation shall be payable in lawful money of the United States of America, or property, labor or services at a just valuation to be fixed by the Directors. Property or labor may also be purchased with the capital stock at such valuation as shall be fixed by the Directors.

                  Be It Further Resolved by said Board of Directors that a special meeting of the stockholders of record entitled to vote for the consideration of said amendment, be, and the same is hereby called to beheld at the office of Sidney M. Dubbin, Attorney for the corporation, 531 Pan-A Building, West Palm Beach, Florida, July 16, 1959, at 1:00 o'clock in the afternoon.

                                       II.

                  The meeting of the stockholders of the corporation called by the Board of Directors as aforesaid was held on July 16, 1959, and at said special meeting of the stockholders said amendment of the Certificate of Incorporation was duly adopted by the unanimous vote of all the stockholders.

                  In Witness Whereof said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary, this the 16th day of July, 1959.

                                         PALM BEACH BEDDING COMPANY,
                                         a Florida corporation,

(SEAL)
                                         By:   /s/ Martin Dubbin
                                             ---------------------------------
                                               President

Attest:  /s/ Melvin Fried
        -------------------------
             Secretary


STATE OF FLORIDA          )
                          : SS.
COUNTY OF PALM BEACH      )

                  On this day personally appeared before me the undersigned officer duly authorized by the laws of the State of Florida to take acknowledgments of deeds, MARTIN DUBBIN, President of Palm Beach Bedding Company, and acknowledged that he executed the above and foregoing Certificate of Amendment as such officer for and on behalf of said corporation after having been duly authorized so to do.


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                           PALM BEACH BEDDING COMPANY
                             (a Florida corporation)


                  Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "FBCA"), SLEEPMASTER ACQUISITION CORP., a Florida corporation ("Sub"), and PALM BEACH BEDDING COMPANY, a Florida corporation ("PBBC"), do hereby adopt the following Articles of Merger:

                  I. The Plan of Merger, dated as of March 2, 1998 (the "Merger Agreement"), between the parties to the merger is attached hereto as Exhibit A and incorporated herein by reference thereto.

                  II. The Merger Agreement, providing for the merger of Sub with and into PBBC (the "Merger"), was adopted by the shareholders of Sub on February 27, 1998, and by the shareholders of PBBC on March 2, 1998.

                  III. At the Effective Date (as defined below), PBBC will continue its existence as the surviving corporation under its present name pursuant to Section 607.1106 of the FBCA.

                  IV. The Merger shall become effective as of the close of business on the date of filing these Articles of Merger with the Department of State of the State of Florida (the "Effective Date").

                  IN WITNESS WHEREOF, these Articles of Merger have been executed by a duly authorized officer of each of Sub and PBBC on this 2nd day of March, 1998.

                                    SLEEPMASTER ACQUISITION CORP.

                                    Name:   /s/ Charles Schweitzer
                                            ---------------------------------
                                            Charles Schweitzer
                                    Title: President


                                    PALM BEACH BEDDING COMPANY

                                    Name:   /s/ Michael W. Bubis
                                            ---------------------------------
                                            Michael W. Bubis
                                            Title:  President


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

                                    EXHIBIT A

                                 PLAN OF MERGER


                  THIS PLAN OF MERGER (the "Plan") is made and entered into as of the 2nd day of March, 1998 by and among SLEEPMASTER, L.L.C., a New Jersey limited liability company ("Sleepmaster"), SLEEPMASTER ACQUISITION CORP., a Florida corporation ("Sub") and a wholly-owned subsidiary of Sleepmaster, and PALM BEACH BEDDING COMPANY, a Florida corporation ("PBBC").

                  Sleepmaster, Sub and PBBC desire to effect the statutory merger of Sub with and into PBBC, with PBBC to survive such merger.

                  1. Constituent Corporations. Sub and PBBC shall be parties to the merger (the "Merger") of Sub with and into PBBC.

                  2. Terms and Conditions of Merger.

                           (a) Sub (the "Constituent Corporation") shall,
pursuant to the provisions of the Florida Business Corporation Act (the "FBCA"), be merged with and into PBBC, which shall continue to exist pursuant to the laws of the State of Florida. Upon the effective time of the Merger (as set forth in Section 7) (the "Effective Time"), the separate corporate existence of the Constituent Corporation shall cease. The separate corporate existence of PBBC with all its rights, powers, immunities, purposes and franchises shall continue unaffected by the Merger.

                           (b) The consideration for the Merger (the "Closing
Merger Consideration") shall consist of the sum of Thirty-Two Million Dollars ($32,000,000) plus an amount equal to certain cash and cash equivalents of PBBC (as agreed upon by the parties prior to the Effective Time), such Closing Merger Consideration to be paid as provided in Section 3 below. Notwithstanding the foregoing, the Closing Merger Consideration shall be subject to a post-closing adjustment, to be agreed upon by the parties after the Effective Time, based upon the preparation by Sleepmaster and the Surviving Corporation of a financial statement of PBBC as of the Effective Time.

                  3. Capital Stock; Conversion of Shares.

                           (a) At the Effective Time, each share of common
stock, par value $5.00 per share, of PBBC ("PBBC Common") issued and outstanding immediately prior to the Effective Time shall cease to be issued and outstanding and shall be converted into and become, without any action on the part of the holders thereof, the right to receive the Closing Merger Consideration divided by the aggregate number of issued and outstanding shares of PBBC Common held by all holders thereof immediately prior to the Effective Time.